Exhibit 10.1

INCREMENTAL TERM LOAN AMENDMENT TO CREDIT AGREEMENT

    THIS INCREMENTAL TERM LOAN AMENDMENT TO CREDIT AGREEMENT, dated and effective as of March 2, 2022 (this “Amendment”), is among THE ANDERSONS, INC., an Ohio corporation (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), each of the Guarantors party hereto and each of the Lenders party hereto.

Recitals:

A.The Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of January 11, 2019 (as has been amended prior to the date hereof, the “Existing Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Existing Credit Agreement, as modified by the terms hereof (the “Credit Agreement”).
B.The Guarantors and the Administrative Agent have entered into that certain Guaranty dated as of January 11, 2019 (the “Guaranty”).
C.The Borrower has advised the Administrative Agent and the Lenders that it desires to add an additional tranche of Term Loans pursuant to Section 2.25 of the Existing Credit Agreement and, as a result thereof, amend the Existing Credit Agreement as set forth below.
D.Subject to the terms and conditions set forth below, the Administrative Agent and the Lenders party hereto have agreed to so amend the Existing Credit Agreement.
    In furtherance of the foregoing, the parties agree as follows:

    Section 1.    Amendments to Existing Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Existing Credit Agreement is hereby amended by amending the provisions of the Existing Credit Agreement that were amended by Amendment No. 2, applied mutatis mutandis with respect to the Q1 2022 Term Loans (as defined below) as needed to give effect to the following. This Amendment constitutes an Incremental Term Loan Amendment.

The Borrower has requested Incremental Term Loans in an aggregate principal amount of up to $250,000,000 (such Incremental Term Loans, the “Q1 2022 Term Loans”). The Borrower also has requested that the Q1 2022 Term Loans be made available on a delayed-draw basis during the period beginning on the date hereof and ending on May 31, 2022 (the “Q1 2022 Extension Period”). A Lender that agrees to extend one or more Q1 2022 Term Loans during such period (each, a “Q1 2022 Lender”) will evidence its Commitment (its “Q1 2022 Commitment”) in respect thereof by executing its signature page hereto, which signature page will include the amount of such Q1 2022 Commitment. Q1 2022 Term Loans will be extended ratably by the Q1 2022 Lenders based on their respective Q1 2022 Commitments. No Q1 2022 Term Loans shall be extended after the Q1 2022 Extension Period expires. Each Q1 2022 Commitment shall be permanently reduced by the amount of each Q1 2022 Term Loan extended to the Borrower. No amount may be re-borrowed once repaid. Q1 2022 Loans shall be requested in the same way Five-Year Revolving Loans are requested under Section 2.8 of the Credit Agreement, and shall be subject to the minimum borrowing amount requirements of Section 2.6 of the Credit Agreement. Any Note evidencing a Q1 2022 Term Loan shall be in form and substance similar to Exhibit D-6 to the Credit Agreement. All Q1 2022 Term Loans will have a scheduled maturity date no later than the last day of the Q1 2022 Extension Period. All such Q1 2022 Term Loans shall be repaid in their entirety no later than such date. There shall be no scheduled principal payments in respect of Q1 2022 Term Loans prior to the scheduled maturity date therefor. Interest shall accrue on the Q1 2022 Term Loans at the Alternate Base Rate minus 1.75%. Such interest shall be paid in its entirety on the earlier of the last day of the Q1 2022 Extension Period and the day on which the Q1 2022 Term Loans are fully repaid and the Q1 2022 Commitments are terminated. The Borrower may prepay the Q1 2022 Term Loans, in whole or in part, without penalty or premium prior to such date. Schedule 1 to the Credit Agreement (the Schedule of Commitments) is hereby modified to include the Q1 2022 Commitments in respect of Q1 2022 Term Loans. No Increasing Lender Supplement shall be required to be delivered in connection with a Q1 2022 Term Loan. The Q1 2022 Term Loans, subject to the foregoing and the following, shall be governed by and subject to the Credit Agreement to the same extent other Term Loans are governed thereby and subject thereto. The Borrower shall pay to the Administrative Agent, on behalf of each Q1 2022 Lender, a commitment fee equal to 0.15% multiplied by the unused portion of its Q1 2022 Commitment during the Q1 2022 Extension Period. The aggregate of such commitment fees shall be paid on the earlier of the last day of the Q1 2022 Extension Period and the day on which the Q1 2022 Term Loans are fully repaid and the Q1 2022 Commitments are terminated. No Q1 2022 Term Loan shall be extended unless the Borrower satisfies the requirements of Section 4.2 of the Credit Agreement in connection with such extension. Q1 2022 Commitments may be terminated from time to time by the Q1 2022 Lenders to the extent Five-Year Revolving Lenders are able to terminate their Five-Year Revolving Commitments (whether or not they do so).

Section 2.    Conditions Precedent. The effectiveness of this Amendment and the amendments and other agreements contemplated hereby is subject to the satisfaction of the following conditions precedent:

(a)     Documentation. The Administrative Agent shall have received each of the following (each in form and substance satisfactory to it):
(i)    this Amendment, duly executed and delivered by the Borrower, the Guarantors, the Administrative Agent, the Q1 2022 Lenders agreeing to provide Q1 2022 Term Loans, and those Lenders otherwise required to approve the terms of the Amendment; and
(ii)    a certificate of the Borrower certifying as to (A) the matters set forth in Section 3(a) below as of the date hereof and (B) the compliance by the Borrower with the covenants contained in Section 6.4 of the Credit Agreement (on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to this Amendment and the incurrence of all of the possible Q1 2022 Term Loans contemplated hereby), duly executed and delivered by the Borrower.
(b)    Fees and Expenses. The Borrower shall have paid all fees payable to each of the Administrative Agent and the other Lenders party hereto pursuant to the terms hereof and the fee letter among the Borrower, U.S. Bank and Farm Credit Mid-America, PCA delivered in connection herewith, in each case to the extent due and payable on the date hereof. In addition, the Borrower shall have paid all fees and expenses of the Administrative Agent required to be reimbursed in connection herewith pursuant to the Credit Agreement.

Section 3.    Representations and Warranties.

(a)    In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

    (i)    The representations and warranties contained in Article V of the Credit Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

(ii)    There exists no Default or Event of Default, nor would a Default or Event of Default result from this Amendment or the incurrence of any Indebtedness in connection herewith.

(b)    In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders party hereto that this Amendment has been duly authorized, executed and delivered by it and sets forth the legal, valid and binding obligations of the Borrower or such Guarantor, respectively, and is enforceable against the Borrower and such Guarantor, respectively, in accordance with its terms.

Section 4.    Miscellaneous.

    (a)    Ratification and Confirmation of Loan Documents. Each of the Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendments and other agreements set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the Guaranty), in each case after giving effect to the amendments and other agreements contemplated hereby.

    (b)    Fees and Expenses. Without limiting the generality of Section 2(b) above or the fee letter delivered together herewith, the Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable out-of-pocket fees, disbursements and charges of outside counsel for the Administrative Agent.

    (c)    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

    (d)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (but giving effect to federal laws applicable to national banks), and shall be further subject to the provisions of Sections 15.2 and 15.3 of the Credit Agreement.

    (e)    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the E-SIGN Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (UETA). Each party hereto may rely on any such electronic signatures without further inquiry.

    (f)    Entire Agreement. This Amendment and the other Loan Documents (collectively, the “Relevant Documents”) set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 8.3 of the Credit Agreement.

    (g)    Severability of Provisions. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

(h)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Article XII of the Credit Agreement).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

    The following parties have caused this Amendment to be executed as of the date first written above.

                    BORROWER:

THE ANDERSONS, INC.

By:
Name:
Title:

GUARANTORS:

THE ANDERSONS EXECUTIVE SERVICES LLC

By:
Name:
Title:

THE ANDERSONS PLANT NUTRIENT LLC

By:
Name:
Title:

TITAN LANSING, LLC

By:
Name:
Title:

LANSING TRADE GROUP, LLC

By:
Name:
Title:

PLANT NUTRIENT OPERATIONS LLC

By:
Name:
Title:

THE ANDERSONS RAILCAR COMPANY LLC

By: ______________________________________
Name:
Title:

THE ANDERSONS RAILCAR LEASING COMPANY LLC

By: ______________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as LC Issuer and as Administrative Agent

By: _________________________ Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as a Q1 2022 Lender By: _________________________ Name: Title:

Amount of Q1 2022 Commitment: $125,000,000

FARM CREDIT MID-AMERICA, PCA, as a Q1 2022 Lender By: _________________________ Name: Title:

Amount of Q1 2022 Commitment: $125,000,000